Exhibit 99.1

           Orion HealthCorp Announces First Quarter Results

    ATLANTA--(BUSINESS WIRE)--May 9, 2006--

       Company Achieves Profitability on Net Income of $771,000

    Orion HealthCorp, Inc. (AMEX:ONH) today announced its financial results for the first quarter ended March 31, 2006.
    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "We are pleased to have achieved profitability in the first quarter. I want to congratulate and thank all of our employees for their hard work and dedication as we completed a major restructuring during the last twelve months and began to implement our growth strategies for the future. Achieving profitability for the first quarter was an important milestone for our company, and in the larger context we consider it a good beginning for 2006 and beyond."
    The results for the three months ended March 31, 2006 and 2005, respectively, include the consolidated results of Orion HealthCorp, with two of its business units: IPS, which provides business and management services to pediatric physician groups, and Medical Billing Services, Inc., which provides physician billing and collection services and practice management solutions, primarily to hospital-based physicians. The surgery center business operated under the name "SurgiCare" is reported as discontinued operations for the quarters ended March 31, 2006 and 2005.
    For the three months ended March 31, 2006, net operating revenues were $7.2 million compared with $7.6 million for the same period in the prior year. Net income from continuing operations was $196,000, or $0.02 per basic share, for the first quarter of 2006 and included a non-recurring gain on forgiveness of debt totaling $665,000. Income from operations of discontinued components, including net gain on disposal, was $575,000, or $0.05 per basic share, for the quarter ended March 31, 2006. Net income, including discontinued operations, was $771,000, or $0.07 per basic share, for the quarter ended March 31, 2006, compared with a net loss of $1.7 million for the quarter ended March 31, 2005. Earnings before interest, taxes, depreciation and amortization ("EBITDA") totaled $63,000 for the first three months of 2006. (A reconciliation of EBITDA to net income is provided on the attached consolidated condensed statements of operations.)
    Mr. Bauer added, "We are very focused on generating organic growth, as well as exploring potential acquisitions, as the demand for our revenue cycle management services is growing. In short, we like our position, and we are encouraged about the remainder of 2006."
    The live broadcast of Orion HealthCorp's first quarter conference call will begin at 11:00 a.m. Eastern Time on May 10, 2006. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's Web site at www.orionhealthcorp.com or at www.earnings.com.

    Orion HealthCorp, Inc. provides complementary business services to physicians through two wholly owned subsidiaries: Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, labor and employee benefits, an inability to obtain a forbearance on the Company's revolving lines of credit as a result of the Company's default of its financial covenants, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


                        ORION HEALTHCORP, INC.
            Consolidated Condensed Statements of Operations
               (in thousands, except per share amounts)

                                                  Three Months Ended
                                                      March 31,
                                                ---------------------
                                                  2006        2005
                                                ---------   ---------
                                               (Unaudited) (Unaudited)

Net operating revenues                             $7,154      $7,630
Operating expenses                                  7,502       8,969
Total other income (expenses), net                    543         (59)
                                                ---------   ---------

Net income (loss) from continuing operations          196      (1,398)
Income (loss) from operations of
 discontinued components, including
 gain (loss) on disposal                              575        (283)
                                                ---------   ---------

Net income (loss)                                    $771     $(1,681)
                                                =========   =========

Weighted average common shares outstanding
 Basic                                             12,428       8,667
 Diluted                                           84,127       8,667

Net income (loss) per share
 Basic
  Net income (loss) per share from
   continuing operations                            $0.02      $(0.16)
  Income (loss) per share from
   discontinued operations                           0.05       (0.03)
                                                ---------   ---------
   Net income (loss) per share                      $0.07      $(0.19)
                                                =========   =========

 Diluted
  Net income (loss) per share from
   continuing operations                            $0.00      $(0.16)
  Income (loss) per share from
   discontinued operations                           0.01       (0.03)
                                                ---------   ---------
   Net income (loss) per share                      $0.01      $(0.19)
                                                =========   =========

Reconciliation of EBITDA to net income (loss):

EBITDA                                                $63       $(456)
 Less:  Depreciation and amortization                (410)       (883)
 Less:  Total other income (expenses), net            543         (59)
 Less:  Income (loss) from operations of
  discontinued components, including net
  gain (loss) on disposal                             575        (283)
 Less:  Provision for income taxes                     --          --
                                                ---------   ---------
   Net income (loss)                                 $771     $(1,681)
                                                =========   =========


                        ORION HEALTHCORP, INC.
                 Consolidated Condensed Balance Sheets
                 (in thousands, except share amounts)

                                                March 31,    Dec. 31,
                                                   2006        2005
                                                ---------   ---------
                                               (Unaudited)
Current assets:
 Cash and cash equivalents                           $497        $299
 Accounts receivable, net                           2,498       2,798
 Inventory                                            198         206
 Prepaid expenses and other current assets            531         716
 Assets held for sale                                  --         976
                                                ---------   ---------
   Total current assets                             3,724       4,995

Property and equipment, net                           685         742

Other long-term assets:
 Intangible assets, including goodwill, net        15,937      16,289
 Other assets, net                                     76          92
                                                ---------   ---------
   Total other long-term assets                    16,013      16,381
                                                ---------   ---------
     Total assets                                 $20,422     $22,118
                                                =========   =========

Current liabilities:
 Accounts payable and accrued expenses             $6,150      $6,738
 Other current liabilities                             --          25
 Current portion of capital lease obligation           92          92
 Current portion of long-term debt                  3,626       4,232
 Liabilities held for sale                             --         452
                                                ---------   ---------
   Total current liabilities                        9,868      11,539
                                                ---------   ---------

Long-term liabilities:
 Capital lease obligation,
  net of current portion                              190         214
 Long-term debt, net of current portion             3,086       3,871
 Minority interest in partnership                      --          35
                                                ---------   ---------
   Total long-term liabilities                      3,276       4,120
                                                ---------   ---------

Stockholders' equity:
 Preferred stock, par value $0.001;
  20,000,000 shares authorized; no shares
  issued and outstanding                               --          --
 Common stock, Class A, par value $0.001;
  70,000,000 shares authorized, 12,428,042
  shares issued and outstanding at March 31,
  2006 and December 31, 2005                           12          12
 Common stock, Class B, par value $0.001;
  25,000,000 shares authorized, 10,448,470
  shares issued and outstanding at March 31,
  2006 and December 31, 2005                           11          11
 Common stock, Class C, par value $0.001;
  2,000,000 shares authorized, 1,437,572 shares
  issued and outstanding at March 31, 2006
  and December 31, 2005                                 2           2
 Additional paid-in capital                        56,976      56,928
 Accumulated deficit                              (49,685)    (50,456)
 Treasury stock - at cost; 9,140 shares               (38)        (38)
                                                ---------   ---------
   Total stockholders' equity                       7,278       6,459
                                                ---------   ---------
     Total liabilities and stockholders' equity   $20,422     $22,118
                                                =========   =========

    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             or
             Stephen H. Murdock, 678-832-1800